EXHIBIT 16.1




Securities  and  Exchange  Commission
Washington,  D.C.  20549


We were previously principal accountants of Vsource Inc. and subsidiaries (formerly known as Interactive Buyers Network International Ltd. and subsidiaries) (Commission File Number 0-30326) and, under the date of May 15, 1999, except for Note 10 to the consolidated financial statements which is as of September 3, 1999, we reported on the consolidated financial statements of Vsource Inc. as of and for the years ended January 31, 1999 and 1998. On February 8, 2000, we resigned prior to performance of any significant work with respect to the Vsource Inc. and subsidiaries financial statements for the year ended January 31, 2000, including interim periods. We have read the Vsource Inc. and subsidiaries statements included under Item 4 of its Form 8-K dated February 8, 2000, and we agree with such statements.


Very  truly  yours,

/s/  LUCAS,  HORSFALL,  MURPHY  &  PINDROH,  LLP
------------------------------------------------

Pasadena,  California
February  8,  2000


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